Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of JDS Uniphase Corporation of our report dated March 26, 2007 relating to the financial statements and financial statement schedules which appears in American Bank Note Holographics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

December 21, 2007